Exhibit 21.1
SEACOR HOLDINGS INC.
MAJORITY OWNED SUBSIDIARIES
AS OF DECEMBER 31, 2017

Jurisdiction of Incorporation/Formation
Arawak Line (T&C) Ltd.	Turks & Caicos
Arctic Leasing LLC	Delaware
Caribbean Tugz LLC	Delaware
Caribship LLC	Delaware
Central Gulf Lines Inc.	Delaware
CLEANCOR Holdings LLC	Delaware
C-Terms Partners d/b/a C-Term Partners	Florida
Eco-Tankers Crew Management LLC	Delaware
Energy Logistics, Inc.	Delaware
Erie Trader II LLC	Delaware
F2 SEA Inc.	Delaware
Gateway Terminals LLC	Delaware
Graham Offshore Tugs LLC	Delaware
Illinois Corn Processing Holdings Inc.	Delaware
International Shipholding Corporation	Delaware
KS Maritime Holdings LLC	Marshall Islands
KS Maritime Holdings (US) LLC	Delaware
LCI Shipholdings Inc.	Marshall Islands
Lightship Tankers I LLC	Delaware
Lightship Tankers II LLC	Delaware
Lightship Tankers III LLC	Delaware
Lightship Tankers IV LLC	Delaware
Lightship Tankers V LLC	Delaware
McCall Boat Rentals Ocean Barges LLC	Delaware
Naviera Central S.A.	Colombia
O'Brien's Response Management, L.L.C.	Delaware
O'Brien's Response Management of Puerto Rico Inc.	Puerto Rico
ORM Holdings II LLC	Delaware
ORM Holdings Inc.	Delaware
Pantagro-Pantanal Produtos Agropecuarios Ltda.	Brazil
Phoenix Crew Management LLC	Delaware
Port Dania Holdings I LLC	Delaware
Port Dania Holdings II LLC	Delaware
Rehab Al-Bahar for General Services, General Transport and General Trading LLC	Iraq
SCF Barge Line LLC	Delaware
SCF Colombia (MI) LLC	Marshall Islands
SCF Colombia (MI) I LLC	Marshall Islands
SCF Colombia (MI) II LLC	Marshall Islands
SCF Colombia (MI) III LLC	Marshall Islands
SCF Colombia (MI) IV LLC	Marshall Islands
SCF Colombia (US) LLC	Delaware
SCF Fleeting LLC	Delaware
SCF International LLC	Marshall Islands
SCF/JAR Investments LLC	Delaware
SCF Lewis and Clark Fleeting LLC	Delaware

Jurisdiction of Incorporation/Formation
SCF Lewis and Clark Terminals LLC d/b/a Bulk Service Granite City d/b/a Bulk Service Tyler Street d/b/a Mid Coast Terminal	Delaware
SCF Marine Inc.	Delaware
SCF Real Estate LLC	Delaware
SCF Riverport LLC	Delaware
SCF Services LLC	Delaware
SCF Shipyards LLC	Delaware
SCF Terminals LLC	Delaware
SCF Towboat III, L.P.	Delaware
SCF Waxler Marine LLC d/b/a Waxler Transportation Company	Delaware
Seabulk Challenge LLC	Delaware
Seabulk Chemical Transport Inc.	Delaware
Seabulk Energy Transport LLC	Delaware
Seabulk Fleet Management LLC	Delaware
Seabulk Island Transport, Inc.	Marshall Islands
Seabulk Marine Services, Inc.	Florida
Seabulk Ocean Transport, Inc.	Florida
Seabulk Petroleum Transport LLC	Delaware
Seabulk Tankers, Inc.	Delaware
Seabulk Towing Holdings Inc.	Delaware
Seabulk Towing Services, Inc. d/b/a Seabulk Towing	Florida
Seabulk Towing, Inc.
d/b/a Port Canaveral Towing
d/b/a Port Everglades Towing
d/b/a Seabulk Towing of Port Canaveral
d/b/a Seabulk Towing of Port Everglades
d/b/a Seabulk Towing of Tampa
d/b/a Tampa Bay Towing
d/b/a Mobile Bay Towing
Delaware
Seabulk Transport Inc.	Delaware
Seacap APT Leasing Inc.	Delaware
SEACAP AW LLC	Marshall Islands
SEACAP Leasing Associates II LLC	Delaware
SEACAP Leasing Associates III LLC	Delaware
SEACAP Leasing Associates IV LLC	Delaware
SEACAP Leasing Associates V LLC	Delaware
SEACAP Leasing Associates VI LLC	Delaware
Seacap Leasing Associates VIII LLC	Delaware
SEACAP Leasing Associates IX LLC	Delaware
SEACAP Leasing Associates X LLC	Delaware
SEACAP Leasing Associates XI LLC	Delaware
SEACOR AMH LLC d/b/a SCF AMH	Delaware
SEACOR Asset Management LLC	Delaware
SEACOR Capital (Asia) Limited	Hong Kong
SEACOR Capital Corporation	Delaware
SEACOR Colombia Fluvial (MI) LLC	Marshall Islands
SEACOR Commodity Trading LLC	Delaware
SEACOR Commodity Trading S.R.L.	Argentina
SEACOR Container Lines LLC	Delaware

Jurisdiction of Incorporation/Formation
SEACOR Environmental Services Inc.	Delaware
SEACOR Gas Transport Corporation	Marshall Islands
SEACOR Inland River Transport Inc.	Delaware
SEACOR Island Lines LLC	Delaware
SEACOR Management Services Inc.	Delaware
SEACOR Merchant LLC	Delaware
SEACOR Meridian Inc.	Delaware
SEACOR Ocean Investments LLC	Delaware
SEACOR Ocean Transport Inc.	Delaware
SEACOR Offshore Ocean Barges LLC	Delaware
SEACOR Overseas Investment Inc.	Delaware
SEACOR Payroll Management LLC	Delaware
SEACOR Response Inc.	Delaware
SEACOR Sugar LLC	Delaware
SEACOR Tankers Holdings Inc.	Delaware
SEACOR Tankers Inc.	Delaware
SEACOR Vision Ocean Barges LLC	Delaware
SEACOR Worldwide Ocean Barges LLC	Delaware
SeaDor Holdings LLC	Delaware
Seassurance Limited	British Virgin Islands
SEA-Vista I LLC	Delaware
SEA-Vista II LLC	Delaware
SEA-Vista III LLC	Delaware
SEA-Vista ATB I LLC	Delaware
SEA-Vista Newbuild I LLC	Delaware
SEA-Vista Newbuild II LLC	Delaware
SEA-Vista Newbuild III LLC	Delaware
SIL Holdings LLC	Delaware
SIL Payroll Management LLC	Marshall Islands
SIT Payroll Management LLC	Marshall Islands
Sociedad Portuaria Puerto Wilches Mutiproposito SA	Colombia
Soylutions LLC	Illinois
Trailer Bridge Holdings LLC	Delaware
United Ocean Services Inc.	Delaware
V&A Commodity Traders LLC	Delaware
VA&E Commodity Investment Limited	United Kingdom
Waterman Steamship Corporation	New York
WCRY LLC	Illinois
Weston Barge Line, Inc.	Delaware
Witt Associates do Brasil Consultoria Ltda.	Brazil
Witt O'Brien's Insurance Services, LLC	New Jersey
Witt O'Brien's, LLC	Delaware
Witt O'Brien's Ltd	England
Witt O'Brien's of Puerto Rico Limited Liability Company	Puerto Rico
Witt O'Brien's Payroll Management LLC	Delaware
Witt O'Brien's USVI, LLC	USVI

SEACOR HOLDINGS INC.
50% OR LESS OWNED SUBSIDIARIES
AS OF DECEMBER 31, 2017

Jurisdiction of Incorporation/Formation
Asian Sky Group Limited	Hong Kong
Avion Pacific Limited	Hong Kong
Bunge-SCF Grain, LLC	Delaware
CLEANCOR Energy Solutions LLC	Delaware
Dorian LPG Ltd.	Marshall Islands
Eagle Fabrication, LLC	Illinois
Golfo de Mexico Rail-Ferry Holdings LLC	Delaware
GTI AW I	Republic of Mauritius
Hawker Pacific Airservices Limited	Hong Kong
Kotug Seabulk Maritime LLC	Marshall Islands
Magsaysay-Seacor Inc.	Philippines
Mandarin Containers Limited	British Virgin Islands
Midas Medici Group Holdings, Inc.	Delaware
O'Brien's do Brasil Consultoria em Emergencias e Meio Ambiente A/A	Brazil
Rail-Ferry Vessel Holdings LLC	Marshall Islands
SCF Bunge Marine LLC	Delaware
SCFCo Holdings LLC	Marshall Islands
Seabulk Offshore de Mexico, S.A. de C.V.	Mexico
Svitzer Idku (S.A.E)	Egypt
Trailer Bridge, Inc.	Delaware
Ultura Inc.	Delaware
VA&E Trading LLP	United Kingdom
VA&E Trading USA LLC	Delaware
Zhuhai Avion Logistics Services Limited	People's Republic of China